SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


            Date of Report:                     March 27, 1997
            Date of earliest event reported:    March 26, 1997


                          LINCOLN NATIONAL CORPORATION
                          -----------------------------

             (exact name of registrant as specified in its charter)


        Indiana                       1-6028                    35-1140070
        -------                       ------                    ----------
(State of Incorporation)      (Commission File Number)        (IRS Employer
                                                            Identification No.


     200 East Berry Street, Fort Wayne, Indiana             46802-2706
     ------------------------------------------             ----------
     (Address of principal executive offices)               (Zip Code)


                                  219-455-2000
                                  ------------
                        (Registrant's telephone number)


ITEM 5.  OTHER EVENTS

     Set forth below is the text of a press release issued by the Registrant on March 26, 1997.


     "Lincoln National Corporation supports the efforts of American States Financial Corporation to explore its strategic options. LNC is evolving from a multi-line insurer into a focused financial services company. For the last five years, LNC has been sharpening its focus on its core wealth accumulation and wealth protection businesses to enhance shareholder value. Any proceeds from a sale of American States would be used by LNC to accelerate the profitable growth of our core businesses," said Ian M. Rolland, Chairman and Chief Executive Officer and President of LNC.

      Lincoln National Corporation owns 83.3 percent of American States common stock, with the remainder publicly held after an initial public offering in May 1996.

      Lincoln National Corporation owns and operates financial services businesses that provide annuities, life insurance, life-health reinsurance, property-casualty insurance, mutual funds and investment management services. With headquarters in Fort Wayne, Indiana, LNC has assets exceeding $71 billion and annual revenues of more than $6.7 billion.



                        Signature Page

                     LINCOLN NATIONAL CORPORATION

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      LINCOLN NATIONAL CORPORATION



                               BY:  ____________/s/________________
                                    Richard C. Vaughan
                                    Executive Vice President and
                                    Chief Financial Officer

                               BY:  ____________/s/_________________
                                    Donald L. Van Wyngarden
                                    Second Vice President and
                                    Controller


Dated: March 27, 1997